UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2007 (March 8, 2007)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 471-4722

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     During a meeting held on March 8, 2007, the Compensation Committee of the Board of Directors of Retail Ventures, Inc. approved the grant of 12,000 Restricted Stock Units (“RSUs”) to Julia A. Davis, Executive Vice President and General Counsel of Retail Ventures, Inc., effective March 8, 2007. The RSUs vest 50% on March 8, 2009 and 50% on March 8, 2010. On the date of vesting of any RSU, Ms. Davis will receive an amount in cash equal to the fair market value of a share of Retail Ventures, Inc. common stock on such vesting date. The RSUs do not contain any voting or dividend rights and may be settled only in cash. In the event that Ms. Davis is terminated for any reason other than for cause during the term of the grant, all RSUs shall vest immediately, in full and in cash.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.

Date: March 12, 2007	By:	/s/ James A. McGrady
James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary